Exhibit 23.2



                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Initial Acquisition Corp. of our report dated April 19, 1996 relating to the financial statements of Hollis-Eden, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


          /s/ Price Waterhouse LLP

          PRICE WATERHOUSE LLP


          Portland, Oregon
          February 7, 1997